FOR IMMEDIATE RELEASE

Magal  Announces That It Will Seek Shareholder Approval For A Rights Offering To Its
Shareholders At An  Extraordinary General Meeting  At Which Dissident Shareholder
Proposals Will Also Be Voted On

YAHUD, ISRAEL, July 1, 2010 — Magal Security Systems Ltd. (NASDAQ GMS: MAGS, TASE: MAGS) today announced that an Extraordinary Meeting of its shareholders will be held on August 12, 2010 at 10AM in the Company's offices in Yehud, Israel. As requested by certain shareholders, the agenda of the meeting will include their demand that an election take place to replace all of the current board members other than Mr. Nathan Kirsh and the Company’s two outside directors that are appointed in accordance with Israeli law, by a slate of directors proposed by such shareholders.  The Company’s Board of Directors recommends that shareholders vote "AGAINST" the proposals of the dissident shareholders. Should the proposals raised by the dissident shareholders be rejected, the Company’s shareholders will be asked to approve a transaction with Mr. Kirsh under which he will provide a bridge loan to the Company, purchase shares in a private placement and participate in an approximately $15 million rights offering of the Company's shares to be made to all of the Company’s shareholders..

The record date of this Meeting is July 7, 2010. Notice of this meeting as well as proxy statements will be published on or about July 8, 2010.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Magal Security Systems Ltd. and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction

About Magal S3

Magal S3 is a leading international provider of security, safety and site management solutions and products (NASDAQ: MAGS).

Over the past 40 years, Magal S3 has delivered tailor-made solutions to hundreds of satisfied customers in over 80 countries.

Magal S3 offers a broad portfolio of unique products used to protect sensitive installations in some of the world’s most demanding locations and harshest climates. This portfolio covers the following three categories:

•	Perimeter Intrusion Detection Systems (PIDS) - a variety of smart barriers and fences, fence mounted detectors, virtual gates, buried and concealed detection systems

•	Close Circuit TV (CCTV) – a comprehensive management platform with a leading Intelligent Video Analysis (IVA) and Video Motion Detection (VMD) engine

P.O.Box 70, Yahud, Industrial Zone 56100, Israel.	Tel: 972-3-5391444 Fax: 972-3-5366245
E-MAIL: magalssl@trendline.co.il	Web Site: http://www.magal-s3.com

•	Physical Security Information Management (PSIM) - a proprietary site management system that enhances command, control and decision making during both routine operations and crisis situations

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward- looking statements, are set forth in the Company's Annual Report on Form 20-F filed with the Securities and Exchange Commission.

For more information:	Financial Communication Public & Investor
Relations

Magal Security Systems Ltd.	Hadas Friedman
Ilan Ovadia, CFO	Tel: +972-3-695-4333 Ext. 6
Tel: +972 (3) 539-1444	E-mail: hadas@fincom.co.il
E-mail: ilano@magal-s3.com	Web: www.fincom.co.il
Web: www.magal-s3.com

P.O.Box 70, Yahud, Industrial Zone 56100, Israel.	Tel: 972-3-5391444 Fax: 972-3-5366245
E-MAIL: magalssl@trendline.co.il	Web Site: http://www.magal-s3.com